EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                              For the Three Months Ended
                                                    May 31, 1998
                                                    ------------
                                                      Weighted   Calculated
                                           Net        Average       Per
                                         Income        Shares      Share
                                        --------      --------    ---------
Shares outstanding and net income
used in the determination of basic
net income per share                  $ 2,115,000    11,018,141        $ .19

Options                                                 471,975
                                      -----------    ----------        -----

Used in the determination of
diluted net income per share          $ 2,115,000    11,490,116        $ .18
                                      ===========    ==========        =====

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                             For the Three Months Ended
                                                     May 31, 1997
                                                     ------------
                                                       Weighted    Calculated
                                           Net         Average         Per
                                         Income         Shares        Share
                                        --------      --------      ---------
Shares outstanding and net income
used in the determination of basic
net income per share                  $ 3,368,000    11,004,147        $ .31

Options                                                 368,816
                                      -----------    ----------        -----

Used in the determination of
diluted net income per share          $ 3,368,000    11,372,963        $ .30
                                      ===========    ==========        =====

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------

                                              For the Three Months Ended
                                                     May 31, 1997
                                                     ------------
                                                       Weighted    Calculated
                                          Net          Average        Per
                                         Income         Shares       Share
                                        --------       --------    ---------

Shares outstanding and net income
used in the determination of basic
net income per share                  $ 2,523,000    11,004,147        $ .23

Options                                                 368,816
                                      -----------    ----------        -----

Used in the determination of
diluted net income per share          $ 2,523,000    11,372,963        $ .22
                                      ===========    ==========        =====